Exhibit 10.16

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

STOCK OPTION AGREEMENT - CANADA

Unless otherwise defined herein, the terms defined in the Dolby Laboratories, Inc. 2005 Stock Plan as amended (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Participant:	[insert name of record]

Address:	[insert address line 1, 2, and 3 (as required)] [insert city, state/province zip/postal code (country)]

Participant has been granted an Option, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	[insert option number]

Date of Grant	[insert option date]

Vesting Commencement Date	[insert vest base date]

Exercise Price per Share	[insert option price]

Total Number of Shares Granted	[insert shares granted]

Total Exercise Price	[insert total option price]

Type of Option:	[insert long type]

Term/Expiration Date:	[insert expiration date]

Vesting Schedule:

Subject to Participant continuing to be a Service Provider and other limitations set forth in the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Date of Vesting	Shares Vesting

[Vest Date Period 1]	[Shares Period 1]

[Vest Date Period 2]	[Shares Period 2]

[Vest Date Period 3]	[Shares Period 3]

[Vest Date Period 4]	[Shares Period 4]

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

II.	AGREEMENT

A. Grant of Option.

The Administrator hereby grants to Participant named in the Notice of Stock Option Grant (the “Notice of Grant”) an Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Option Agreement. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or otherwise does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option.

B. Exercise of Option.

1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

2. Method of Exercise. This Option is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide payment of the aggregate Exercise Price as to all Exercised Shares at the time of exercise, together with any applicable withholding taxes arising in connection with such exercise. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by such aggregate Exercise Price and any applicable withholding taxes.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

1. to the extent permitted by Applicable Law, by cash, check or cash equivalent;

2. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

3. other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator); or

4. any other methods approved by the Administrator and permitted by Applicable Laws.

D. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F. Sale of Shares.

Participant is permitted to sell the Shares purchased under the Plan through the designated broker appointed by the Company, provided the resale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed.

G. Tax Obligations.

Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items.

Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that he or she will consult with any tax advisors Participant deems appropriate in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

Prior to exercise of the Option, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Participant acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

H. Acknowledgements.

1. Participant acknowledges receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan (including any applicable appendixes or sub-plans thereunder) and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address in the Notice of Grant.

2. The Company (and not Participant’s employer) is granting the Option. The Company will administer the Plan from outside Participant’s country of residence.

3. That benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. The benefits and rights provided under the Plan are not to be considered part of Participant’s salary or compensation for purposes of calculating any severance, resignation, termination, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind and in no event should be considered as compensation for, or relating in any way to, services for the Company or the Employer.

4. The grant of the Option, and any future grant of Options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the Option nor any future grant of an Option by the Company will be deemed to create any obligation to grant any further Options, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time to amend, suspend or terminate the Plan.

5. The future value of the underlying Shares is unknown and cannot be predicted with certainty.

6. If the underlying Shares do not increase in value, the Option will have no value.

7. If Participant exercises his or her Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

8. The Plan will not be deemed to constitute, and will not be construed by Participant to constitute, part of the terms and conditions of employment, and that the Company will not incur any liability of any kind to Participant as a result of any change or amendment, or any cancellation, of the Plan at any time.

9. In the event that the Participant is not an employee of the Company, Participation in the Plan will not be deemed to constitute, and will not be deemed by Participant to constitute, an employment or labor contract with the Company and furthermore, the Option grant will not be interpreted to form an employment or labor contract with the Employer or any Subsidiary or affiliate of the Company.

10. Participant has received the terms and conditions of this Option Agreement and any other related communications in English, and Participant consents to having received these documents in English.

11. The Participant is voluntarily participating in the Plan.

12. In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Option Agreement, Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

13. In the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). In the event of termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of his or her Option grant.

I. Data Privacy.

By entering into this Option Agreement, and as a condition of the grant of the Option, Participant consents to the collection, use, and transfer of personal data as described in this section to the full extent permitted by and in full compliance with Applicable Law.

Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).

Participant further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).

Participant understands that these Data Recipients may be located in Participant’s country of residence or elsewhere, such as the United States and that that country may have different data privacy laws and protections than Participant’s country. Participant authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing

Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on Participant’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited.

Participant understands that Participant may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Participant’s consent herein in writing by contacting the Company. Participant further understands that withdrawing consent may affect Participant’s ability to participate in the Plan.

J. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

K. NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR PARENT’S OR SUBSIDIARY’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

L. Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

M. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under, and Participant’s participation in, the Plan or future options that may be granted under the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.